Exhibit 4.7

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of August 7, 2007, by and among NPS Pharmaceuticals Inc., a Delaware corporation, with headquarters located at 300 Interpace Parkway, Building B, Parsippany, NJ 07054 (the “Company”), and the undersigned buyers (each, a “Buyer”, and collectively, the “Buyers”).

WHEREAS:

A. In connection with the Securities Purchase Agreement by and among the parties hereto of even date herewith (the “Securities Purchase Agreement”), the Company has agreed, upon the terms and subject to the conditions set forth in the Securities Purchase Agreement, to issue and sell to each Buyer senior subordinated convertible notes of the Company (the “Notes”), which will, among other things, be convertible into shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”, as converted, the “Conversion Shares”) in accordance with the terms of the Notes.

B. To induce the Buyers to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “1933 Act”), and applicable state securities laws.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Buyers hereby agree as follows:

1.	Definitions.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

a. “Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

b. “Closing Date” shall have the meaning set forth in the Securities Purchase Agreement.

c. “Damage Payment Date” means the second Business Day of the month immediately following a month in which a Liquidated Damages Amount was incurred.

d. “Effective Date” means the date the Registration Statement has been declared effective by the SEC.

e. “Effectiveness Deadline” means the date that is 120 days after the Closing Date.

f. “Filing Deadline” means the date that is 45 days after the Closing Date.

g. “Investor” means a Buyer or any transferee or assignee thereof to whom a Buyer assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9 and any transferee or assignee thereof to whom a transferee or assignee assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9.

h. “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

i. “register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the 1933 Act and pursuant to Rule 415 and the declaration or ordering of effectiveness of such Registration Statement(s) by the SEC.

j. “Registrable Securities” means (i) the Conversion Shares issued or issuable upon conversion of the Notes and (ii) any shares of capital stock of the Company issued or issuable with respect to the Conversion Shares and the Notes as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitations on conversions of the Notes.

k. “Registration Statement” means a registration statement or registration statements of the Company filed under the 1933 Act covering the Registrable Securities.

l. “Required Holders” means the holders of at least a majority of the Registrable Securities.

m. “Required Registration Amount” for the Registration Statement means the maximum number of Conversion Shares issued and issuable pursuant to the Notes at the then applicable Conversion Price as of the trading day immediately preceding the applicable date of determination, subject to adjustment as provided in Section 2(e) (without regard to any limitations on conversion of the Notes).

n. “Rule 415” means Rule 415 promulgated under the 1933 Act or any successor rule providing for offering securities on a continuous or delayed basis.

o. “SEC” means the United States Securities and Exchange Commission.

2.	Registration.

a. Mandatory Registration. The Company shall prepare, and, as soon as practicable but in no event later than the Filing Deadline, file with the SEC the Registration Statement on Form S-3 covering the resale of at least the number of shares of Common Stock equal to the Required Registration Amount determined as of date the Registration Statement is initially filed with the SEC. In the event that Form S-3 is unavailable for such a registration, the Company shall use such other form as is available for such a registration on another appropriate form reasonably acceptable to the Required Holders, subject to the provisions of Section 2(d). The Registration Statement shall contain (except if otherwise directed by the Required Holders) the “Selling Stockholders” and “Plan of Distribution” sections in substantially the form attached hereto as Exhibit B. The Company shall use its reasonable best efforts to have the Registration Statement declared effective by the SEC as soon as practicable, but in no event later than the Effectiveness Deadline. By 9:30 am on the second Business Day following the Effective Date, the Company shall file with the SEC in accordance with Rule 424 under the 1933 Act the final prospectus to be used in connection with sales pursuant to such Registration Statement.

b. Allocation of Registrable Securities. The initial number of Registrable Securities included in any Registration Statement and any increase in the number of Registrable Securities included therein shall be allocated pro rata among the Investors based on the number of Registrable Securities held by each Investor at the time the Registration Statement covering such initial number of Registrable Securities or increase thereof is declared effective by the SEC. In the event that an Investor sells or otherwise transfers any of such Investor’s Registrable Securities, each transferee shall be allocated a pro rata portion of the then remaining number of Registrable Securities included in such Registration Statement for such transferor. Any shares of Common Stock included in a Registration Statement and which remain allocated to any Person which ceases to hold any Registrable Securities covered by such Registration Statement shall be allocated to the remaining Investors, pro rata based on the number of Registrable Securities then held by such Investors which are covered by such Registration Statement. In no event shall the Company include any securities other than Registrable Securities on any Registration Statement without the prior written consent of the Required Holders.

c. Legal Counsel. Subject to Section 5 hereof, the Required Holders shall have the right to select one legal counsel, reasonably acceptable to the Company, to review and oversee any registration pursuant to this Section 2 (“Legal Counsel”), which shall be designated by the Required Holders. The Company and Legal Counsel shall reasonably cooperate with each other in performing the Company’s obligations under this Agreement.

d. Ineligibility for Form S-3. In the event that Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form reasonably acceptable to the Required Holders and (ii) undertake to register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

e. Sufficient Number of Shares Registered. In the event the number of shares available under a Registration Statement filed pursuant to Section 2(a) is insufficient to cover all of the Registrable Securities required to be covered by such Registration Statement or an Investor’s allocated portion of the Registrable Securities pursuant to Section 2(b), the Company shall amend the applicable Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover at least the Required Registration Amount as of the trading day immediately preceding the date of the filing of such amendment or new Registration Statement, in each case, as soon as practicable, but in any event not later than fifteen (15) days after the necessity therefore arises. The Company shall use its reasonable best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof. For purposes of the foregoing provision, the number of shares available under a Registration Statement shall be deemed “insufficient to cover all of the Registrable Securities” if at any time the number of shares of Common Stock available for resale under the Registration Statement is less than the product determined by multiplying (i) the Required Registration Amount as of such time by (ii) 0.90. The calculation set forth in the foregoing sentence shall be made without regard to any limitations on the conversion of the Notes and such calculation shall assume that the Notes are then convertible into shares of Common Stock at the then prevailing Conversion Rate (as defined in the Notes).

f. Effect of Failure to File and Obtain and Maintain Effectiveness of Registration Statement. The parties hereto agree that the holders of Registrable Securities will suffer damages, and that it would not be feasible to ascertain the extent of such damages with precision, if, other than as permitted hereunder,

(i) the Registration Statement has not been filed on or prior to the Filing Deadline Date,

(ii) the Registration Statement has not been declared effective under the Securities Act on or prior to the Effectiveness Deadline,

(iii) the aggregate duration of Deferral Periods (as defined below) in any period exceeds the number of days permitted in respect of such period pursuant to Section 2(g) hereof, or

(iv) the number of Deferral Periods in any period exceeds the number permitted in respect of such period pursuant to Section 2(g) hereof.

Each event described in any of the foregoing clauses (i) through (iv) is individually referred to herein as an “Event.” For purposes of this Agreement, each Event set forth above shall begin on the dates set forth in the table below and shall end on the dates set forth in the table below:

Type of Event by Clause	Beginning Date	Ending Date
(i)	Filing Deadline Date	the date the Registration Statement is filed

(ii)	Effectiveness Deadline Date	the date the Registration Statement is made or declared effective under the Securities Act

Type of Event by Clause	Beginning Date	Ending Date
(iii)	the date on which the aggregate duration of Deferral Periods in any period exceeds the number of days permitted by Section 2(g)	termination of the Deferral Period that caused the limit on the aggregate duration of Deferral Periods to be exceeded

(iv)	the date of commencement of a Deferral Period that causes the number of Deferral Periods to exceed the number permitted by Section 2(g)	termination of the Deferral Period that caused the number of Deferral Periods to exceed the number permitted by Section 2(g)

Commencing on (and including) any date that an Event has begun and ending on (but excluding) the next date on which there are no Events that have occurred and are continuing (a “Damages Accrual Period”), the Company shall pay, as liquidated damages and not as a penalty, to holders of Registrable Securities an amount (the “Liquidated Damages Amount”) accruing, for each day in the Damages Accrual Period, (i) in respect of any Note, at a rate per annum equal to 1.0% of the aggregate principal amount of such Note and (ii) in respect of each share of underlying share of Common Stock that has been issued upon conversion of a Note at a rate per annum equal to 1.0% on the Conversion Price (as defined in the Note) on such date, as the case may be. In calculating the Liquidated Damages Amount on any date on which no Notes are outstanding, the Conversion Price and the Liquidated Damages Amount payable with respect to shares of Common Stock that are Registrable Securities, shall be calculated as if the Notes were still outstanding. Notwithstanding the foregoing, no Liquidated Damages Amount shall accrue as to any Registrable Security from and after the earlier of (x) the date such security is no longer a Registrable Security and (y) expiration of the Registration Period. The rate of accrual of the Liquidated Damages Amount with respect to any period shall not exceed the rate provided for in this paragraph notwithstanding the occurrence of multiple concurrent Events.

The Liquidated Damages Amount shall accrue from the first day of the applicable Damages Accrual Period, and shall be payable on each Damages Payment Date during the Damages Accrual Period (and on the Damages Payment Date next succeeding the end of the Damages Accrual Period if the Damages Accrual Period does not end on a Damages Payment Date) to the holders of the Registrable Securities entitled thereto; provided that any Liquidated Damages Amount accrued with respect to any Note or portion thereof redeemed by the Company on a redemption date or converted into the underlying shares of Common Stock on a conversion date prior to the Damages Payment Date, shall, in any such event, be paid instead to the Person who submitted such Note or portion thereof for redemption or conversion on the applicable redemption date or conversion date, as the case may be, on such date (or promptly following the conversion date, in the case of conversion). Notwithstanding the foregoing, the parties agree that the sole damages payable for a violation of the terms of this Agreement with respect to which liquidated damages are expressly provided shall be such liquidated damages. Nothing shall preclude any Buyer from pursuing or obtaining specific performance or other equitable relief with respect to this Agreement.

All of the Company’s obligations set forth in this Section 2(f) to pay any Liquidated Damages Amount that is outstanding with respect to any Registrable Security at the time such security ceases to be a Registrable Security shall survive until such time as all such obligations with respect to such security have been satisfied in full (notwithstanding termination of this Agreement).

The parties hereto agree that the liquidated damages provided for in this Section 2(f) constitute a reasonable estimate of the damages that may be incurred by holders of Registrable Securities by reason of the failure of the Registration Statement to be filed or declared effective or available for effecting resales of Registrable Securities in accordance with the provisions hereof.

g. Deferrals. Upon (A) the issuance by the SEC of a stop order suspending the effectiveness of the Registration Statement or the initiation of proceedings with respect to the Registration Statement under Section 8(d) or 8(e) of the Securities Act, (B) the occurrence of any event or the existence of any fact (a “Material Event”) as a result of which any Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) the occurrence or existence of any pending corporate development that, in the reasonable discretion of the Company, makes it appropriate to suspend the availability of the Registration Statement and the related prospectus:

(i) in the case of clause (B) above, subject to the next sentence, as promptly as practicable prepare and file, if necessary pursuant to applicable law, a post-effective amendment to such Registration Statement or a supplement to the related prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Registration Statement and prospectus so that such Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, and, in the case of a post-effective amendment to a Registration Statement, subject to the next sentence, use its reasonable best efforts to cause it to be declared effective as promptly as is practicable, and

(ii) give notice to the holders of Registrable Securities, that the availability of the Registration Statement is suspended (a “Deferral Notice”) and, upon receipt of any Deferral Notice, each such holder agrees not to sell any Registrable Securities pursuant to the Registration Statement until such holder’s receipt of copies of the supplemented or amended Prospectus provided for in clause (i) above, or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus.

The Company will use its reasonable best efforts to ensure that the use of the prospectus may be resumed (x) in the case of clause (A) above, as promptly as is practicable, (y) in the case of clause (B) above, as soon as, in the sole judgment of the Company, public disclosure of such Material Event would not be prejudicial to or contrary to the interests of the Company or, if necessary to avoid unreasonable burden or expense, as soon as practicable thereafter and (z) in the case of clause (C) above, as soon as in the reasonable discretion of the Company, such suspension is no longer appropriate. The Company shall be entitled to exercise its right under this Section 2(g) to suspend the availability of the Registration Statement or any related prospectus, without incurring or accruing any obligation to pay liquidated damages pursuant to Section 2(f), no more than one (1) time in any three month period or three (3) times in any twelve month period, and any such period during which the availability of the Registration Statement and any related prospectus is suspended (the “Deferral Period”) shall, without incurring any obligation to pay liquidated damages pursuant to Section 2(f), not exceed 30 days; provided that the aggregate duration of any Deferral Periods shall not exceed 30 days in any three month period (or 60 days in any three month period in the event of a Material Event pursuant to which the Company has delivered a second notice as required below) or 90 days in any twelve (12) month period; provided that in the case of a Material Event relating to an acquisition or a probable acquisition or financing, recapitalization, business combination or other similar transaction, the Company may, without incurring any obligation to pay liquidated damages pursuant to Section 2(f), deliver to holders of Registrable Securities a second notice to the effect set forth above, which shall have the effect of extending the Deferral Period by up to an additional 30 days, or such shorter period of time as is specified in such second notice.

3.	Related Obligations.

At such time as the Company is obligated to file a Registration Statement with the SEC pursuant to Section 2(a), 2(d) or 2(e), the Company will use its reasonable best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

a. The Company shall submit to the SEC, within two (2) Business Days after the Company learns that no review of a particular Registration Statement will be made by the staff of the SEC or that the staff has no further comments on a particular Registration Statement, as the case may be, a request for acceleration of effectiveness of such Registration Statement to a time and date not later than 48 hours after the submission of such request. The Company shall keep each Registration Statement effective pursuant to Rule 415 at all times until the earlier of (i) the date as of which the Investors may sell all of the Registrable Securities covered by such Registration Statement without restriction pursuant to Rule 144(k) (or any successor thereto) promulgated under the 1933 Act or (ii) the date on which the Investors shall have sold all of the Registrable Securities covered by such Registration Statement (the “Registration Period”). The Company shall ensure that each Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading.

b. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the 1933 Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company filing a report on Form 10-Q, Form 10-QSB, Form 10-K, Form 10-KSB or any analogous report under the Securities Exchange Act of 1934, as amended (the “1934 Act”), the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the SEC on the same day on which the 1934 Act report is filed which created the requirement for the Company to amend or supplement such Registration Statement.

c. The Company shall furnish to each Investor whose Registrable Securities are included in any Registration Statement, without charge, (i) promptly after the same is prepared and filed with the SEC, at least one copy of such Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by an Investor, all exhibits and each preliminary prospectus, (ii) upon the effectiveness of any Registration Statement, copies of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such number of copies as such Investor may reasonably request) and (iii) such other documents, including copies of any preliminary or final prospectus, as such Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Investor.

d. The Company shall use its reasonable best efforts to (i) register and qualify, unless an exemption from registration and qualification applies, the resale by Investors of the Registrable Securities covered by a Registration Statement under such other securities or “blue sky” laws of all applicable jurisdictions in the United States, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify Legal Counsel and each Investor who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of notice of the initiation or threatening of any proceeding for such purpose.

e. The Company shall notify each Investor in writing of the happening of any event, as promptly as practicable after becoming aware of such event, as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and, subject to Section 2(g), promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver a copy of such supplement or amendment to each

Investor (or such number of copies as such Investor may reasonably request). The Company shall also promptly notify each Investor in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to each Investor by facsimile on the same day of such effectiveness and by overnight mail), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

f. The Company shall use its reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify Legal Counsel and each Investor who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of notice of the initiation or threat of any proceeding for such purpose.

g. The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Investor and allow such Investor, at the Investor’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

h. The Company shall use its reasonable best efforts either to (i) cause all of the Registrable Securities covered by a Registration Statement to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) secure designation and quotation of all of the Registrable Securities covered by a Registration Statement on The Nasdaq National Market or (iii) if, despite the Company’s reasonable best efforts to satisfy, the preceding clauses (i) and (ii) the Company is unsuccessful in satisfying the preceding clauses (i) and (ii), to secure the inclusion for quotation on the The New York Stock Exchange, The Nasdaq Capital Market or the American Stock Exchange for such Registrable Securities and, without limiting the generality of the foregoing, to use its reasonable best efforts to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. (“NASD”) as such with respect to such Registrable Securities. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(j).

i. The Company shall cooperate with the Investors who hold Registrable Securities being offered and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Investors may reasonably request and registered in such names as the Investors may request.

j. If requested by an Investor, the Company shall (i) as soon as practicable incorporate in a prospectus supplement or post-effective amendment such information as an Investor reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) as soon as practicable make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) as soon as practicable, supplement or make amendments to any Registration Statement if reasonably requested by an Investor holding any Registrable Securities.

k. The Company shall use its reasonable best efforts to cause the Registrable Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

l. The Company shall make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with, and in the manner provided by, the provisions of Rule 158 under the 1933 Act) covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the effective date of a Registration Statement.

m. The Company shall otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

n. Within two (2) Business Days after a Registration Statement which covers Registrable Securities is ordered effective by the SEC, the Company shall deliver or caused to be delivered to the transfer agent for such Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) confirmation that such Registration Statement has been declared effective by the SEC in the form attached hereto as Exhibit A.

4.	Obligations of the Investors.

a. At least five (5) Business Days prior to the first anticipated filing date of a Registration Statement, the Company shall notify each Investor in writing of the information the Company requires from each such Investor if such Investor elects to have any of such Investor’s Registrable Securities included in a Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

b. Each Investor, by such Investor’s acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor’s election to exclude all of such Investor’s Registrable Securities from such Registration Statement.

c. Each Investor agrees that, upon receipt of any notice from the Company of the happening of any Event, such Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until such Investor’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(e) or 3(f) or receipt of notice that no supplement or amendment is required. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of an Investor in accordance with the terms of the Securities Purchase Agreement in connection with any sale of Registrable Securities with respect to which an Investor has entered into a contract for sale prior to the Investor’s receipt of a notice from the Company of the happening of any Event for which the Investor has not yet settled.

d. Each Investor covenants and agrees that it will comply with the prospectus delivery requirements of the 1933 Act as applicable to it or an exemption therefrom in connection with sales of Registrable Securities pursuant to the Registration Statement.

5.	Expenses of Registration.

All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company and the Legal Counsel, shall be paid by the Company.

6.	Indemnification.

In the event any Registrable Securities are included in a Registration Statement under this Agreement:

a. To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Investor, the directors, officers, members, partners, employees, agents, representatives of, and each Person, if any, who controls any Investor within the meaning of the 1933 Act or the 1934 Act (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement or expenses, joint or several, (collectively, “Claims”) incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in the light of the circumstances under which the statements therein were made, not misleading, (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement or (iv) any violation of this Agreement (the matters in the foregoing clauses (i) through (iv) being, collectively, “Violations”). Subject to Section 6(c), the Company shall reimburse the Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(d) and (ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

b. Promptly after receipt by an Indemnified Person under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person; provided, however, that an Indemnified Person shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnified Person to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person and any other party represented by such counsel in such proceeding. In the case of an Indemnified Person, legal counsel referred to in the immediately preceding sentence shall be selected by the Investors holding at least a majority in interest of the Registrable Securities included in the Registration Statement to which the Claim relates. The Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Person which relates to such action or Claim. The indemnifying party shall keep the Indemnified Person reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Person of a release from all liability in respect to such Claim or litigation, and such settlement shall not include any admission as to fault on the part of the Indemnified Person. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

c. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

d. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7.	Contribution.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no Person involved in the sale of Registrable Securities, which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) in connection with such sale, shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities pursuant to such Registration Statement.

8.	Reports Under the 1934 Act.

With a view to making available to the Investors the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration (“Rule 144”), the Company agrees, and shall cause any successor company or such successor’s beneficial owner, to:

a. make and keep public information available, as those terms are understood and defined in Rule 144;

b. file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

c. furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

9.	Assignment of Registration Rights.

The rights under this Agreement shall be automatically assignable by the Investors to any transferee of all or any portion of such Investor’s Registrable Securities if: (i) the Investor agrees in writing with the transferee or assignee to assign such rights and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee and (b) the securities with respect to which such registration rights are being transferred or assigned; (iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act or applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; and (v) such transfer shall have been made in accordance with the applicable requirements of the Securities Purchase Agreement.

10.	Amendment of Registration Rights.

Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Required Holders. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Registrable Securities. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

11.	Miscellaneous.

a. A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the such record owner of such Registrable Securities, if any.

b. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

NPS Pharmaceuticals Inc.

300 Interpace Parkway

Building B

Parsippany, NJ 07054

Telephone:        (973) 659-8600

Facsimile:         (973) 361-6463

Attention:          Chief Financial Officer

with a copy to:

Chadbourne & Parke LLP

30 Rockefeller Plaza

New York, NY 10112

Telephone:        (212) 408-5100

Facsimile:         (212) 541-5369

Attention:          William Greason

If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers attached hereto, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers, or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

c. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

d. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

e. This Agreement, the other Transaction Documents (as defined in the Securities Purchase Agreement), the confidentiality agreement entered into in respect of the transaction, and the instruments referenced herein and therein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the other Transaction Documents and the instruments referenced herein and therein supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

f. Subject to the requirements of Section 9, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

g. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

h. This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

i. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

j. All consents and other determinations required to be made by the Investors pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by the Required Holders.

k. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

l. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

m. The obligations of each Investor hereunder are several and not joint with the obligations of any other Investor, and no provision of this Agreement is intended to confer any obligations on any Investor vis-à-vis any other Investor. Nothing contained herein, and no action taken by any Investor pursuant hereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated herein.

* * * * * *

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

COMPANY:

NPS PHARMACEUTICALS INC.

By:	/S/ Gerard J. Michel
Name:	Gerard J. Michel
Title:	CFO

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

VISIUM BALANCED FUND, LP

By:	/S/ Jacob Gottlieb
Name:	Jacob Gottlieb
Title:	CIO

VISIUM BALANCED OFFSHORE FUND, LTD.

By:	/S/ Jacob Gottlieb
Name:	Jacob Gottlieb
Title:	CIO

VISIUM LONG BIAS FUND, LP

By:	/S/ Jacob Gottlieb
Name:	Jacob Gottlieb
Title:	CIO

VISIUM LONG BIAS OFFSHORE FUND, LTD.

By:	/S/ Jacob Gottlieb
Name:	Jacob Gottlieb
Title:	CIO

ATLAS MASTER FUND, LTD.

By:	/S/ Francis Rainsford
Name:	Francis Rainsford
Title:	Authorized Signatory

SCHEDULE OF BUYERS

Buyer	Buyer’s Address and Facsimile Number
Visium Balanced Fund, LP	c/o Visium Funds 950 Third Avenue – 29th Floor NY, NY 10022 Attention: Allen Silberstein Facsimile: 646-840-5807

Visium Balanced Offshore Fund, Ltd	Same

Visium Long Bias Fund, LP	Same

Visium Long Bias Offshore Fund, Ltd.	Same

Atlas Master Fund, Ltd.	c/o Balyasny Asset Management 135 East 57th St. – 19th Floor NY, NY 10022 Attention: Kirk Johansen Facsimile: 212-808-2301

EXHIBIT A

FORM OF NOTICE OF EFFECTIVENESS

OF REGISTRATION STATEMENT

[                            ]

[                            ]

[                            ]

Attention: [                            ]

Re: NPS Pharmaceuticals Inc.

Ladies and Gentlemen:

[We are][I am] counsel to NPS Pharmaceuticals Inc., a Delaware corporation (the “Company”), and have represented the Company in connection with that certain Securities Purchase Agreement (the “Securities Purchase Agreement”) entered into by and among the Company and the buyers named therein (collectively, the “Holders”) pursuant to which the Company issued to the Holders secured convertible notes (the “Notes”) convertible into the Company’s common stock, $0.001 par value per share (the “Common Stock”). Pursuant to the Securities Purchase Agreement, the Company also has entered into a Registration Rights Agreement with the Holders (the “Registration Rights Agreement”) pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement), including the shares of Common Stock issuable upon conversion of the Notes, under the Securities Act of 1933, as amended (the “1933 Act”). In connection with the Company’s obligations under the Registration Rights Agreement, on                     , 200  , the Company filed a Registration Statement on Form S-3 (File No. 333-                    ) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) relating to the Registrable Securities which names each of the Holders as a selling stockholder thereunder.

In connection with the foregoing, [we][I] advise you that a member of the SEC’s staff has advised [us][me] by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and [we][I] have no knowledge, after telephonic inquiry of a member of the SEC’s staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

This letter shall serve as our standing instruction to you that the shares of Common Stock are freely transferable by the Holders pursuant to the Registration Statement. You need not require further letters from us to effect any future legend-free issuance or reissuance of shares of Common Stock to the Holders as contemplated by the Company’s Irrevocable Transfer Agent Instructions dated August     , 2007.

Very truly yours,

By:

CC:         [LIST NAMES OF HOLDERS]

EXHIBIT B

SELLING STOCKHOLDERS

The shares of Common Stock being offered by the selling stockholders are issuable upon conversion of the convertible notes. For additional information regarding the issuance of those convertible notes, see “Private Placement of Convertible Notes “ above. We are registering the shares of Common Stock in order to permit the selling stockholders to offer the shares for resale from time to time. Except for the ownership of the convertible notes issued pursuant to the Securities Purchase Agreement, the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of Common Stock by each of the selling stockholders. The second column lists the number of shares of Common Stock beneficially owned by each selling stockholder, based on its ownership of the convertible notes, as of                     , 200  , assuming conversion of all convertible notes held by the selling stockholders on that date, without regard to any limitations on conversions.

The third column lists the shares of Common Stock being offered by this prospectus by each selling stockholder.

In accordance with the terms of a registration rights agreement among the Company and the selling stockholders, this prospectus generally covers the resale of the number of shares of Common Stock issued or issuable pursuant to the term of the applicable convertible notes as of the trading day immediately preceding the date the registration statement is initially filed with the SEC. Because the conversion price of the convertible notes may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

Under the terms of the convertible notes, a selling stockholder may not convert the convertible notes to the extent such conversion would cause such selling stockholder, together with its affiliates, to beneficially own a number of shares of Common Stock which would exceed a certain percentage of our then outstanding shares of Common Stock following such conversion, excluding for purposes of such determination shares of Common Stock issuable upon conversion of the convertible notes which have not been converted. The number of shares in the second column does not reflect this limitation. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares Owned Prior to Offering	Maximum Number of Shares to be Sold Pursuant to this Prospectus	Number of Shares Owned After Offering
0

PLAN OF DISTRIBUTION

We are registering the shares of Common Stock issuable upon conversion of the convertible notes to permit the resale of these shares of Common Stock by the holders of the convertible notes from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of Common Stock. We will bear all fees and expenses incident to our obligation to register the shares of Common Stock.

The selling stockholders may sell all or a portion of the shares of Common Stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of Common Stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	sales pursuant to Rule 144;

•	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of Common Stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of Common Stock short and deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the convertible notes, or shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer participating in the distribution of the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of Common Stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of Common Stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

We will pay all expenses of the registration of the shares of Common Stock pursuant to the registration rights agreement, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling stockholder will pay all underwriting discounts and selling commissions, if any. We have agreed to indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

2